Exhibit 99.1
Coca-Cola Reports Second Quarter 2024 Results
and Raises Full-Year Guidance

Global Unit Case Volume Grew 2%

Net Revenues Grew 3%;
Organic Revenues (Non-GAAP) Grew 15%

Operating Income Grew 10%;
Comparable Currency Neutral Operating Income (Non-GAAP) Grew 18%

Operating Margin Was 21.3% Versus 20.1% in the Prior Year;
Comparable Operating Margin (Non-GAAP) Was 32.8% Versus 31.6% in the Prior Year

EPS Declined 5% to $0.56; Comparable EPS (Non-GAAP) Grew 7% to $0.84

ATLANTA, July 23, 2024 – The Coca-Cola Company today reported second quarter 2024 results that demonstrate continued momentum in an industry with many growth opportunities. “We are encouraged with our second quarter results, which delivered solid topline and operating income growth in an ever-changing landscape,” said James Quincey, Chairman and CEO of The Coca-Cola Company. “Together with our bottling partners, we continue to execute our highly effective all-weather strategy, and we are confident in our ability to deliver on our raised 2024 guidance and longer-term objectives.”

Highlights

Quarterly Performance
•Revenues: Net revenues grew 3% to $12.4 billion, and organic revenues (non-GAAP) grew 15%. Revenue performance included 9% growth in price/mix and 6% growth in concentrate sales. Concentrate sales were 4 points ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating margin: Operating margin, which includes items impacting comparability, was 21.3% versus 20.1% in the prior year, while comparable operating margin (non-GAAP) was 32.8% versus 31.6% in the prior year. Operating margin expansion was primarily driven by strong business performance and the impact of refranchising bottling operations, partially offset by currency headwinds and an increase in marketing investments.
•Earnings per share: EPS declined 5% to $0.56, while comparable EPS (non-GAAP) grew 7% to $0.84. EPS performance included the impact of an 11-point currency headwind, while comparable EPS (non-GAAP) performance included the impact of a 10-point currency headwind.

•Market share: The company gained value share in total nonalcoholic ready-to-drink (NARTD) beverages.
•Cash flow: Cash flow from operations was $4.1 billion, a decrease of $516 million versus the prior year, largely due to higher tax payments and cycling working capital benefits from the prior year. Free cash flow (non-GAAP) was $3.3 billion, a decrease of $693 million versus the prior year.

Company Updates
•Utilizing enhanced marketing capabilities to “Celebrate Everyday Greatness”: The company has a 96-year relationship with the Olympic Movement and is using its transformed marketing approach to connect with fans around the world in advance of the Olympic and Paralympic Games. The “Celebrate Everyday Greatness” campaign focuses on five key brands and leverages a global toolkit to tailor marketing locally. In France, the Olympic flame has been celebrated through digital and live experiences during the Olympic Torch Relay. Consumers engaged with AI-powered digital artwork, creating personalized avatars to virtually accompany torchbearers. The company connected with consumers through music, offering in-person concerts in six cities along the relay route and so far more than 750,000 beverage samples have been distributed via recyclable mini cans and reusable cups. Millions of fans have also tuned in to the concerts via live streaming, all powered by Coke Studio. To share the magic of Paris 2024 with other regions, the company collaborated with local artists to introduce new Trademark Coca-Cola “hug cans” to celebrate the unity of fans and athletes. By combining two hug cans, consumers unlock prizes and experiences and can connect with others through social media. In the latest evolution of the “Pause is PowerTM” campaign, Powerade launched a globally integrated campaign in 30 markets that aspires to support mental and physical well-being including social and experiential activations featuring Team Powerade athletes. The company also introduced a new flavor specially designed for the Olympic and Paralympic Games, Powerade Gold, in 20 markets. The campaigns contributed to Powerade® growing volume 6% during the quarter.
•Delivering value through elevated revenue growth management (RGM) capabilities: The company has made significant progress in optimizing its price-pack architecture, leveraging its RGM advantage to create value for customers and consumers. In some developed markets where consumers are seeking more affordable offerings, the company is partnering with customers through affordability activations to drive basket incidence and increase retail sales. In India, the company is leveraging packaging innovation by utilizing an ultra-lightweight affordable bottle with an extended shelf life, allowing beverages to be transported farther to reach more consumers and reducing costs. The package is now available in over half of India’s commercial beverage outlets and has added more than 400 million transactions in the first half of the year. In Latin America, the company is piloting and scaling its use of AI to quickly react to market changes, optimize pricing decisions and adjust strategies to meet local business objectives, driving revenue and volume growth across the system.

Operating Review – Three Months Ended June 28, 2024
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	6	9	(6)	(5)	3	15	2
Europe, Middle East & Africa	5	24	(23)	0	7	30	0
Latin America	9	19	(9)	0	20	28	5
North America	(1)	11	0	0	10	10	(1)
Asia Pacific	7	(3)	(6)	(2)	(4)	4	3
Global Ventures[4]	3	(2)	0	0	0	1	3
Bottling Investments	7	7	(2)	(37)	(25)	14	(27)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	10	3	(11)	18
Europe, Middle East & Africa	11	0	(22)	32
Latin America	15	5	(18)	28
North America	8	0	0	8
Asia Pacific	(4)	4	(6)	(2)
Global Ventures	19	0	1	19
Bottling Investments	(20)	2	(3)	(20)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	(5)	(12)	(10)	17

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.
4 Due to the combination of multiple business models in the Global Ventures operating segment, the composition of concentrate sales and price/mix may fluctuate materially from period to period. Therefore, the company places greater focus on revenue growth as the best indicator     of underlying performance of the Global Ventures operating segment.
In addition to the data in the preceding tables, operating results included the following:

Consolidated
•Unit case volume grew 2%. Developed markets were even, while developing and emerging markets grew mid-single digits, driven by growth in India, Brazil and the Philippines.

Unit case volume performance included the following:
◦Sparkling soft drinks grew 3%, led by strong performance in Asia Pacific and Latin America. Trademark Coca-Cola grew 2%, driven by growth in Latin America and Asia Pacific. Coca-Cola Zero Sugar grew 6%, driven by growth in all geographic operating segments. Sparkling flavors grew 3%, driven by Asia Pacific.
◦Juice, value-added dairy and plant-based beverages grew 2%, led by North America and Asia Pacific.
◦Water, sports, coffee and tea unit case volume was even. Water declined 1%, as growth in Latin America and Europe, Middle East and Africa was more than offset by declines in Asia Pacific and North America. Sports drinks grew 3%, driven by Latin America, Europe, Middle East and Africa, and Asia Pacific. Coffee declined 4%, primarily due to the performance of Costa coffee in the United Kingdom. Tea grew 1%, driven by growth in Asia Pacific and Europe, Middle East and Africa.
•Price/mix grew 9%. Approximately 5 points were driven by pricing from markets experiencing intense inflation, with the remainder primarily driven by pricing actions in the marketplace. Concentrate sales were 4 points ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating income grew 10%, which included items impacting comparability and a 16-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 18%, primarily driven by organic revenue (non-GAAP) growth across all operating segments, partially offset by an increase in marketing investments.

Europe, Middle East & Africa
•Unit case volume was even, as growth in water, sports, coffee and tea and sparkling flavors was offset by declines in Trademark Coca-Cola and juice, value-added dairy and plant-based beverages.
•Price/mix grew 24%. Approximately two-thirds was driven by pricing from markets experiencing intense inflation, with the remainder driven primarily by favorable mix and pricing actions across operating units. Concentrate sales were 5 points ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating income grew 11%, which included a 22-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 32%, primarily driven by strong organic revenue (non-GAAP) growth, partially offset by higher operating expenses and an increase in marketing investments.
•The company gained value share in total NARTD beverages, led by share gains in Nigeria, Poland and Romania.

Latin America
•Unit case volume grew 5%, driven by growth in Trademark Coca-Cola and water, sports, coffee and tea. Growth was led by Mexico and Brazil.
•Price/mix grew 19%. Approximately two-thirds was driven by the impact of inflationary pricing in Argentina, with the remainder primarily driven by pricing actions in the marketplace. Concentrate sales were 4 points ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating income grew 15%, which included items impacting comparability and a 13-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 28%, primarily driven by strong organic revenue (non-GAAP) growth, partially offset by an increase in marketing investments.
•The company lost value share in total NARTD beverages, as growth in Colombia was more than offset by losses in Mexico and Brazil.

North America
•Unit case volume declined 1%, as growth in juice, value-added dairy and plant-based beverages was more than offset by declines in water, sports, coffee and tea, Trademark Coca-Cola and sparkling flavors.
•Price/mix grew 11%, driven by favorable mix and pricing actions in the marketplace. Concentrate sales were in line with unit case volume.
•Operating income and comparable currency neutral operating income (non-GAAP) both grew 8%, primarily driven by organic revenue (non-GAAP) growth, partially offset by an increase in marketing investments and higher input costs.
•The company gained value share in total NARTD beverages, driven by share gains in juice, value-added dairy and plant-based beverages and Trademark Coca-Cola.

Asia Pacific
•Unit case volume grew 3%, driven by growth in sparkling flavors and Trademark Coca-Cola. Growth was led by India and the Philippines.
•Price/mix declined 3%, primarily driven by unfavorable mix, partially offset by pricing actions in the marketplace. Concentrate sales were 4 points ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating income declined 4%, which included items impacting comparability and a 7-point currency headwind. Comparable currency neutral operating income (non-GAAP) declined 2%, as organic revenue (non-GAAP) growth was more than offset by an increase in marketing investments and higher input costs.
•The company gained value share in total NARTD beverages, led by share gains in the Philippines, Japan and South Korea.

Global Ventures
•Net revenues were even, and organic revenues (non-GAAP) grew 1%.
•Operating income grew 19%, which included a 1-point currency tailwind. Comparable currency neutral operating income (non-GAAP) grew 19%, driven by product mix.

Bottling Investments
•Unit case volume declined 27%, as growth in South Africa was more than offset by the impact of refranchising bottling operations.
•Price/mix grew 7%, driven by pricing actions across most markets as well as favorable mix.
•Operating income declined 20%, which included items impacting comparability, a 3-point currency headwind and the impact of refranchising bottling operations. Comparable currency neutral operating income (non-GAAP) also declined 20%.

Operating Review – Six Months Ended June 28, 2024
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	2	11	(6)	(4)	3	13	2
Europe, Middle East & Africa	0	23	(21)	0	2	23	1
Latin America	4	21	(10)	0	15	25	4
North America	0	9	0	0	9	9	(1)
Asia Pacific	3	2	(5)	1	1	5	1
Global Ventures[4]	2	(2)	1	0	2	1	2
Bottling Investments	7	6	(3)	(26)	(16)	13	(17)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	(17)	(23)	(10)	15
Europe, Middle East & Africa	3	1	(19)	21
Latin America	13	3	(13)	23
North America	(22)	(31)	0	9
Asia Pacific	5	4	(5)	6
Global Ventures	14	3	1	9
Bottling Investments	(3)	0	(3)	0

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	(1)	(8)	(9)	16

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.
4 Due to the combination of multiple business models in the Global Ventures operating segment, the composition of concentrate sales and     price/mix may fluctuate materially from period to period. Therefore, the company places greater focus on revenue growth as the best indicator     of underlying performance of the Global Ventures operating segment

Outlook
The 2024 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full-year 2024 projected organic revenues (non-GAAP) to full-year 2024 projected reported net revenues, full-year 2024 projected comparable net revenues (non-GAAP) to full-year 2024 projected reported net revenues, full-year 2024 projected underlying effective tax rate (non-GAAP) to full-year 2024 projected reported effective tax rate, full-year 2024 projected comparable currency neutral EPS (non-GAAP) to full-year 2024 projected reported EPS, or full-year 2024 projected comparable EPS (non-GAAP) to full-year 2024 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the exact timing and exact impact of acquisitions, divestitures and structural changes throughout 2024; the exact timing and exact amount of items impacting comparability throughout 2024; and the exact impact of fluctuations in foreign currency exchange rates throughout 2024. The unavailable information could have a significant impact on the company’s full-year 2024 reported financial results.
Full Year 2024
The company expects to deliver organic revenue (non-GAAP) growth of 9% to 10%, which consists of operating performance at the high end of the company’s long-term growth model and the anticipated pricing impact of a number of markets experiencing intense inflation. — Updated
For comparable net revenues (non-GAAP), the company expects a 5% to 6% currency headwind based on the current rates and including the impact of hedged positions. Comparable EPS (non-GAAP) percentage growth is expected to include an 8% to 9% currency headwind based on the current rates and including the impact of hedged positions. The majority of currency headwinds are due to currency devaluation resulting from intense inflation. —Updated
For comparable net revenues (non-GAAP), the company expects a 4% to 5% headwind from acquisitions, divestitures and structural changes. Comparable EPS (non-GAAP) is expected to include a 1% to 2% headwind from acquisitions, divestitures and structural changes. — Updated
The company’s underlying effective tax rate (non-GAAP) is estimated to be 19.0%. This does not include the impact of ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail. — No Update
The company expects to deliver comparable currency neutral EPS (non-GAAP) growth of 13% to 15%. — Updated
The company expects comparable EPS (non-GAAP) growth of 5% to 6%, versus $2.69 in 2023. — Updated
The company expects to generate free cash flow (non-GAAP) of approximately $9.2 billion through cash flow from operations of approximately $11.4 billion, less capital expenditures of approximately $2.2 billion. This does not include any potential payments related to ongoing tax litigation with the IRS. — No Update
Third Quarter 2024 Considerations — New
Comparable net revenues (non-GAAP) are expected to include an approximate 4% currency headwind based on the current rates and including the impact of hedged positions, in addition to a 4% to 5% headwind from acquisitions, divestitures and structural changes.
Comparable EPS (non-GAAP) percentage growth is expected to include an approximate 8% currency headwind based on the current rates and including the impact of hedged positions, in addition to a 1% to 2% headwind from acquisitions, divestitures and structural changes.

Notes
•All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period, unless otherwise noted.
•All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. “Unit case” means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings), with the exception of unit case equivalents for Costa non-ready-to-drink beverage products which are primarily measured in number of transactions. “Unit case volume” means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers or consumers.
•“Concentrate sales” represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in unit case equivalents) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. For Costa non-ready-to-drink beverage products, “concentrate sales” represents the amount of beverages, primarily measured in number of transactions (in all instances expressed in unit case equivalents) sold by the company to customers or consumers. In the reconciliation of reported net revenues, “concentrate sales” represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments and the Global Ventures operating segment after considering the impact of structural changes, if any. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.
•“Price/mix” represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.
•First quarter 2024 financial results were impacted by one less day as compared to first quarter 2023, and fourth quarter 2024 financial results will be impacted by two additional days as compared to fourth quarter 2023. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss second quarter operating results today, July 23, 2024, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the “Investors” section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the “Investors” section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.

Contacts:
Investors and Analysts: Robin Halpern, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Three Months Ended
	June 28, 2024	June 30, 2023	% Change
Net Operating Revenues	$12,363	$11,972	3
Cost of goods sold	4,812	4,912	(2)
Gross Profit	7,551	7,060	7
Selling, general and administrative expenses	3,549	3,321	7
Other operating charges	1,370	1,338	2
Operating Income	2,632	2,401	10
Interest income	275	224	23
Interest expense	418	374	12
Equity income (loss) — net	537	538	0
Other income (loss) — net	2	91	(97)
Income Before Income Taxes	3,028	2,880	5
Income taxes	627	359	74
Consolidated Net Income	2,401	2,521	(5)
Less: Net income (loss) attributable to noncontrolling interests	(10)	(26)	63
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,411	$2,547	(5)
Basic Net Income Per Share[1]	$0.56	$0.59	(5)
Diluted Net Income Per Share[1]	$0.56	$0.59	(5)
Average Shares Outstanding	4,309	4,325	0
Effect of dilutive securities	10	16	(35)
Average Shares Outstanding Assuming Dilution	4,319	4,341	(1)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Six Months Ended
	June 28, 2024	June 30, 2023	% Change
Net Operating Revenues	$23,663	$22,952	3
Cost of goods sold	9,047	9,229	(2)
Gross Profit	14,616	13,723	7
Selling, general and administrative expenses	6,900	6,506	6
Other operating charges	2,943	1,449	103
Operating Income	4,773	5,768	(17)
Interest income	521	392	33
Interest expense	800	746	7
Equity income (loss) — net	891	813	10
Other income (loss) — net	1,515	706	115
Income Before Income Taxes	6,900	6,933	0
Income taxes	1,314	1,299	1
Consolidated Net Income	5,586	5,634	(1)
Less: Net income (loss) attributable to noncontrolling interests	(2)	(20)	92
Net Income Attributable to Shareowners of The Coca-Cola Company	$5,588	$5,654	(1)
Basic Net Income Per Share[1]	$1.30	$1.31	(1)
Diluted Net Income Per Share[1]	$1.29	$1.30	(1)
Average Shares Outstanding	4,309	4,325	0
Effect of dilutive securities	12	18	(35)
Average Shares Outstanding Assuming Dilution	4,321	4,343	(1)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In millions except par value)

	June 28, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$13,708	$9,366
Short-term investments	3,691	2,997
Total Cash, Cash Equivalents and Short-Term Investments	17,399	12,363
Marketable securities	1,594	1,300
Trade accounts receivable, less allowances of $502 and $502, respectively	4,545	3,410
Inventories	4,763	4,424
Prepaid expenses and other current assets	3,298	5,235
Total Current Assets	31,599	26,732
Equity method investments	18,940	19,671
Other investments	167	118
Other noncurrent assets	7,274	7,162
Deferred income tax assets	1,409	1,561
Property, plant and equipment — net	9,508	9,236
Trademarks with indefinite lives	13,510	14,349
Goodwill	18,324	18,358
Other intangible assets	471	516
Total Assets	$101,202	$97,703
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$21,909	$15,485
Loans and notes payable	3,793	4,557
Current maturities of long-term debt	1,939	1,960
Accrued income taxes	1,622	1,569
Total Current Liabilities	29,263	23,571
Long-term debt	38,085	35,547
Other noncurrent liabilities	4,077	8,466
Deferred income tax liabilities	2,366	2,639
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; authorized — 11,200 shares; issued — 7,040 shares	1,760	1,760
Capital surplus	19,468	19,209
Reinvested earnings	75,189	73,782
Accumulated other comprehensive income (loss)	(15,458)	(14,275)
Treasury stock, at cost — 2,731 and 2,732 shares, respectively	(55,106)	(54,535)
Equity Attributable to Shareowners of The Coca-Cola Company	25,853	25,941
Equity attributable to noncontrolling interests	1,558	1,539
Total Equity	27,411	27,480
Total Liabilities and Equity	$101,202	$97,703

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 28, 2024	June 30, 2023
Operating Activities
Consolidated net income	$5,586	$5,634
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	531	567
Stock-based compensation expense	140	120
Deferred income taxes	(202)	(211)
Equity (income) loss — net of dividends	(274)	(467)
Foreign currency adjustments	(87)	34
Significant (gains) losses — net	(1,398)	(442)
Other operating charges	2,867	1,375
Other items	(66)	(225)
Net change in operating assets and liabilities	(2,984)	(1,756)
Net Cash Provided by Operating Activities	4,113	4,629
Investing Activities
Purchases of investments	(3,827)	(2,103)
Proceeds from disposals of investments	2,662	1,608
Acquisitions of businesses, equity method investments and nonmarketable securities	(25)	(43)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	2,907	320
Purchases of property, plant and equipment	(792)	(615)
Proceeds from disposals of property, plant and equipment	21	38
Collateral (paid) received associated with hedging activities — net	(76)	(15)
Other investing activities	127	44
Net Cash Provided by (Used in) Investing Activities	997	(766)
Financing Activities
Issuances of loans, notes payable and long-term debt	6,832	4,638
Payments of loans, notes payable and long-term debt	(4,734)	(2,366)
Issuances of stock	437	359
Purchases of stock for treasury	(874)	(1,084)
Dividends	(2,184)	(2,089)
Other financing activities	(9)	(456)
Net Cash Provided by (Used in) Financing Activities	(532)	(998)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(357)	162
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	4,221	3,027
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	9,692	9,825
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	13,913	12,852
Less: Restricted cash and restricted cash equivalents at end of period	205	288
Cash and Cash Equivalents at End of Period	$13,708	$12,564

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	June 28, 2024	June 30, 2023	% Fav. / (Unfav.)	June 28, 2024	June 30, 2023	% Fav. / (Unfav.)	June 28, 2024	June 30, 2023	% Fav. / (Unfav.)
Europe, Middle East & Africa	$2,339	$2,188	7	$1,252	$1,133	11	$1,267	$1,147	10
Latin America	1,650	1,378	20	920	797	15	887	802	11
North America	4,812	4,367	10	1,312	1,216	8	1,324	1,227	8
Asia Pacific	1,512	1,567	(4)	647	673	(4)	648	675	(4)
Global Ventures	768	765	0	92	78	19	94	78	20
Bottling Investments	1,539	2,042	(25)	98	122	(20)	548	577	(5)
Corporate	30	30	1	(1,689)	(1,618)	(4)	(1,740)	(1,626)	(7)
Eliminations	(287)	(365)	22	—	—	—	—	—	—
Consolidated	$12,363	$11,972	3	$2,632	$2,401	10	$3,028	$2,880	5
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended June 28, 2024, intersegment revenues were $155 million for Europe, Middle East & Africa, $4 million for North America, $126 million for Asia Pacific and $2 million for Bottling Investments. During the three months ended June 30, 2023, intersegment revenues were $145 million for Europe, Middle East & Africa, $2 million for North America and $218 million for Asia Pacific.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Six Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	June 28, 2024	June 30, 2023	% Fav. / (Unfav.)	June 28, 2024	June 30, 2023	% Fav. / (Unfav.)	June 28, 2024	June 30, 2023	% Fav. / (Unfav.)
Europe, Middle East & Africa	$4,312	$4,212	2	$2,332	$2,268	3	$2,356	$2,289	3
Latin America	3,177	2,764	15	1,862	1,650	13	1,834	1,657	11
North America	8,986	8,271	9	1,757	2,249	(22)	1,779	2,268	(22)
Asia Pacific	2,981	2,938	1	1,301	1,236	5	1,306	1,098	19
Global Ventures	1,498	1,472	2	147	129	14	150	135	11
Bottling Investments	3,356	3,988	(16)	254	261	(3)	972	1,081	(10)
Corporate	57	55	5	(2,880)	(2,025)	(42)	(1,497)	(1,595)	6
Eliminations	(704)	(748)	6	—	—	—	—	—	—
Consolidated	$23,663	$22,952	3	$4,773	$5,768	(17)	$6,900	$6,933	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the six months ended June 28, 2024, intersegment revenues were $352 million for Europe, Middle East & Africa, $6 million for North America, $342 million for Asia Pacific and $4 million for Bottling Investments. During the six months ended June 30, 2023, intersegment revenues were $338 million for Europe, Middle East & Africa, $4 million for North America, $404 million for Asia Pacific and $2 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: “comparable net revenues,” “comparable currency neutral net revenues,” “organic revenues,” “comparable operating margin,” “underlying operating margin,” “comparable operating income,” “comparable currency neutral operating income,” “comparable EPS,” “comparable currency neutral EPS,” “underlying effective tax rate” and “free cash flow,” each of which is defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS
•“Currency neutral operating results” are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company’s financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
•“Structural changes” generally refer to acquisitions and divestitures of bottling operations, including the impact of intercompany transactions between our operating segments. In January 2023, the company refranchised our bottling operations in Vietnam. The impact of this refranchising has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments for the six months ended June 28, 2024. In January and February 2024, the company refranchised our bottling operations in certain territories in India, and in February 2024, the company refranchised our bottling operations in Bangladesh and the Philippines. The impact of each of these refranchisings has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments for the three and six months ended June 28, 2024.
•“Comparable net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of fluctuations in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non-GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company’s revenue performance and trends by improving their ability to compare our period-to-period results. “Organic revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural changes, as applicable, and the impact of fluctuations in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company’s ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions, divestitures and structural changes. The adjustments related to acquisitions, divestitures and structural changes for the three and six months ended June 28, 2024 included the structural changes discussed

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
above. Additionally, in May 2023, the company acquired certain brands in Asia Pacific. The impact of acquiring these brands has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Asia Pacific operating segment for the three and six months ended June 28, 2024.
•“Comparable operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of fluctuations in foreign currency exchange rates. “Comparable operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Underlying operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of fluctuations in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural changes, as applicable. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Comparable EPS” and “comparable currency neutral EPS” are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of fluctuations in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Underlying effective tax rate” is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).
•“Free cash flow” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company’s performance and make resource allocation decisions.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company’s ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered “items impacting comparability.” Items impacting comparability include, but are not limited to, asset impairments, transaction gains/losses including associated costs, and charges related to restructuring initiatives, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (non-designated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that fluctuations in foreign currency exchange rates had on our financial results (“currency neutral operating results” defined above).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
Asset Impairments
During the three and six months ended June 28, 2024, the company recorded an other-than-temporary impairment charge of $34 million related to an equity method investee in Latin America.
During the six months ended June 28, 2024, the company recorded a charge of $760 million related to the impairment of our BODYARMOR trademark which was primarily driven by revised projections of future operating results and higher discount rates resulting from changes in macroeconomic conditions since the acquisition date.
Equity Investees
During the three and six months ended June 28, 2024, the company recorded net charges of $24 million and $49 million, respectively. During the three and six months ended June 30, 2023, the company recorded net charges of $2 million and $84 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and six months ended June 28, 2024, the company recorded charges of $1,337 million and $2,102 million, respectively, related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife, LLC (“fairlife”) in 2020. Additionally, the company recorded a loss of $3 million and a net gain of $290 million, respectively, related to the refranchising of our bottling operations in certain territories in India, including the impact of post-closing adjustments. The company also recorded a gain of $6 million related to the sale of our ownership interest in one of our equity method investees in Latin America.
During the six months ended June 28, 2024, the company recorded a net gain of $599 million related to the refranchising of our bottling operations in the Philippines. Additionally, the company recognized a net gain of $516 million related to the sale of our ownership interest in an equity method investee in Thailand. The company also incurred $7 million of transaction costs related to the refranchising of our bottling operations in certain territories in India and recorded a loss of $7 million related to post-closing adjustments for the refranchising of our bottling operations in Vietnam in 2023.
During the three and six months ended June 30, 2023, the company recorded charges of $1,262 million and $1,324 million, respectively, related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife. Additionally, the company recognized gains of $157 million and $308 million, respectively, related to the sale of a portion of our ownership interest in an unconsolidated bottling operation.
During the six months ended June 30, 2023, the company recorded gains of $439 million and $3 million related to the refranchising of our bottling operations in Vietnam and Cambodia, respectively.
Restructuring
During the three and six months ended June 28, 2024, the company recorded charges of $32 million and $68 million, respectively. During the three and six months ended June 30, 2023, the company recorded charges of $24 million and $51 million, respectively. The costs incurred were primarily related to certain initiatives designed to further simplify and standardize our organization as part of our productivity and reinvestment program.
During the three and six months ended June 30, 2023, the company recorded charges of $8 million and $26 million, respectively. The costs incurred were primarily related to severance costs associated with the restructuring of our North America operating unit.
Other Items
Economic (Non-Designated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, certain interest rate risk, and the price risk associated with the purchase of materials used in our manufacturing processes as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized in earnings.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the six months ended June 28, 2024, the net impact of the company’s adjustment related to our economic hedging activities resulted in a decrease of $80 million to our non-GAAP income before income taxes.
During the three and six months ended June 30, 2023, the net impact of the company’s adjustment related to our economic hedging activities resulted in increases of $36 million and $38 million, respectively, to our non-GAAP income before income taxes.
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and six months ended June 28, 2024, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $30 million and $161 million, respectively, to our non-GAAP income before income taxes.
During the three and six months ended June 30, 2023, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in increases of $33 million and $65 million, respectively, to our non-GAAP income before income taxes.
Other
During the three and six months ended June 28, 2024, the company recorded net charges of $7 million and $10 million, respectively, related to restructuring our manufacturing operations in the United States. Additionally, the company recorded charges of $3 million and $7 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition in 2021. The company also recorded net benefits of $2 million and $1 million, respectively, related to a revision of management’s estimates for tax litigation expense.
During the three and six months ended June 30, 2023, the company recorded charges totaling $35 million related to the discontinuation of certain manufacturing operations in Asia Pacific. The company also recorded net charges of $5 million and $11 million, respectively, related to restructuring our manufacturing operations in the United States. Additionally, the company recorded charges of $3 million and $7 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition. The company also recorded a charge of $6 million related to tax litigation expense.
Certain Tax Matters
During the three and six months ended June 28, 2024, the company recorded $6 million and $43 million, respectively, of excess tax benefits associated with the company’s stock-based compensation arrangements and net income tax expense of $25 million and $15 million, respectively, primarily associated with return to provision adjustments. The company also recorded net income tax expense of $16 million and $4 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. Additionally, the company recorded net income tax expense of $84 million related to the resolution of certain foreign tax matters and recorded expense of $22 million for other costs directly related to those matters.
During the three and six months ended June 30, 2023, the company recorded a net income tax benefit of $90 million related to a change in tax law in a certain foreign jurisdiction. The company also recorded $8 million and $28 million, respectively, of excess tax benefits associated with the company’s stock-based compensation arrangements and net income tax benefits of $21 million and $5 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. Additionally, the company recorded net income tax benefits of $1 million and $2 million, respectively, associated with return to provision adjustments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended June 28, 2024
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,363	$4,812	$7,551	61.1%	$3,549	$1,370	$2,632	21.3%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(1,337)	1,337
Restructuring	—	—	—		—	(32)	32
Other Items	(50)	(63)	13		—	(1)	14
Certain Tax Matters	—	—	—		(22)	—	22
Comparable (Non-GAAP)	$12,313	$4,749	$7,564	61.4%	$3,527	$—	$4,037	32.8%

	Three Months Ended June 30, 2023
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,972	$4,912	$7,060	59.0%	$3,321	$1,338	$2,401	20.1%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		6	(1,262)	1,256
Restructuring	—	—	—		—	(32)	32
Other Items	(6)	(53)	47		—	(44)	91
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$11,966	$4,859	$7,107	59.4%	$3,327	$—	$3,780	31.6%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	3	(2)	7		7	2	10
% Currency Impact	(6)	(4)	(8)		(5)	—	(16)
% Change — Currency Neutral (Non-GAAP)	10	2	15		12	—	26

% Change — Comparable (Non-GAAP)	3	(2)	6		6	—	7
% Comparable Currency Impact (Non-GAAP)	(7)	(4)	(8)		(5)	—	(11)
% Change — Comparable Currency Neutral (Non-GAAP)	10	2	15		11	—	18
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended June 28, 2024
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$418	$537	$2	$3,028	$627	20.7%	$2,411	$0.56
Items Impacting Comparability:
Asset Impairments	—	—	34	34	—		34	0.01
Equity Investees	—	24	—	24	2		22	0.01
Transaction Gains/Losses	—	—	(3)	1,334	332		1,002	0.23
Restructuring	—	—	—	32	8		24	0.01
Other Items	6	—	(30)	(22)	(4)		(18)	—
Certain Tax Matters	—	—	—	22	(119)		141	0.03
Comparable (Non-GAAP)	$424	$561	$3	$4,452	$846	19.0% [2]	$3,616	$0.84

	Three Months Ended June 30, 2023
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$374	$538	$91	$2,880	$359	12.5%	$2,547	$0.59
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	2	—	2	1		1	—
Transaction Gains/Losses	—	—	(151)	1,105	242		863	0.20
Restructuring	—	—	—	32	8		24	0.01
Other Items	6	—	33	118	30		71	0.02
Certain Tax Matters	—	—	—	—	120		(120)	(0.03)
Comparable (Non-GAAP)	$380	$540	$(27)	$4,137	$760	18.4%	$3,386	$0.78

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	12	0	(97)	5	74		(5)	(5)
% Change — Comparable (Non-GAAP)	12	4	—	8	11		7	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Six Months Ended June 28, 2024
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$23,663	$9,047	$14,616	61.8%	$6,900	$2,943	$4,773	20.2%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(760)	760
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(2,109)	2,109
Restructuring	—	—	—		—	(68)	68
Other Items	(119)	(61)	(58)		—	(6)	(52)
Certain Tax Matters	—	—	—		(22)	—	22
Comparable (Non-GAAP)	$23,544	$8,986	$14,558	61.8%	$6,878	$—	$7,680	32.6%

	Six Months Ended June 30, 2023
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$22,952	$9,229	$13,723	59.8%	$6,506	$1,449	$5,768	25.1%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		10	(1,324)	1,314
Restructuring	—	—	—		—	(77)	77
Other Items	(27)	(88)	61		—	(48)	109
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$22,925	$9,141	$13,784	60.1%	$6,516	$—	$7,268	31.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	3	(2)	7		6	103	(17)
% Currency Impact	(6)	(4)	(7)		(5)	—	(11)
% Change — Currency Neutral (Non-GAAP)	9	2	14		11	—	(7)

% Change — Comparable (Non-GAAP)	3	(2)	6		6	—	6
% Comparable Currency Impact (Non-GAAP)	(6)	(4)	(8)		(5)	—	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	9	3	13		11	—	15
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Six Months Ended June 28, 2024
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$800	$891	$1,515	$6,900	$1,314	19.0%	$5,588	$1.29
Items Impacting Comparability:
Asset Impairments	—	—	34	794	190		604	0.14
Equity Investees	—	49	—	49	2		47	0.01
Transaction Gains/Losses	—	—	(1,404)	705	169		536	0.12
Restructuring	—	—	—	68	17		51	0.01
Other Items	12	—	(161)	(225)	(52)		(173)	(0.04)
Certain Tax Matters	—	—	—	22	(60)		82	0.02
Comparable (Non-GAAP)	$812	$940	$(16)	$8,313	$1,580	19.0% [2]	$6,735	$1.56

	Six Months Ended June 30, 2023
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$746	$813	$706	$6,933	$1,299	18.7%	$5,654	$1.30
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	84	—	84	4		80	0.02
Transaction Gains/Losses	—	—	(740)	574	9		565	0.13
Restructuring	—	—	—	77	19		58	0.01
Other Items	12	—	65	162	52		93	0.02
Certain Tax Matters	—	—	—	—	125		(125)	(0.03)
Comparable (Non-GAAP)	$758	$897	$31	$7,830	$1,508	19.3%	$6,325	$1.46

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	7	10	115	0	1		(1)	(1)
% Change — Comparable (Non-GAAP)	7	5	—	6	5		6	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Diluted Net Income Per Share:
Three Months Ended June 28, 2024
% Change — Reported (GAAP)	(5)
% Currency Impact	(11)
% Change — Currency Neutral (Non-GAAP)	7

% Impact of Items Impacting Comparability (Non-GAAP)	(12)
% Change — Comparable (Non-GAAP)	7
% Comparable Currency Impact (Non-GAAP)	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	17

Six Months Ended June 28, 2024
% Change — Reported (GAAP)	(1)
% Currency Impact	(9)
% Change — Currency Neutral (Non-GAAP)	8

% Impact of Items Impacting Comparability (Non-GAAP)	(8)
% Change — Comparable (Non-GAAP)	7
% Comparable Currency Impact (Non-GAAP)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	16
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended June 28, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,339	$1,650	$4,812	$1,512	$768	$1,539	$30	$(287)	$12,363
Items Impacting Comparability:
Other Items	(6)	(37)	(2)	(5)	—	—	—	—	(50)
Comparable (Non-GAAP)	$2,333	$1,613	$4,810	$1,507	$768	$1,539	$30	$(287)	$12,313

	Three Months Ended June 30, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,188	$1,378	$4,367	$1,567	$765	$2,042	$30	$(365)	$11,972
Items Impacting Comparability:
Other Items	(2)	5	1	(10)	—	—	—	—	(6)
Comparable (Non-GAAP)	$2,186	$1,383	$4,368	$1,557	$765	$2,042	$30	$(365)	$11,966

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	7	20	10	(4)	0	(25)	1	22	3
% Currency Impact	(23)	(9)	0	(6)	0	(2)	0	—	(6)
% Change — Currency Neutral (Non-GAAP)	30	28	10	2	1	(23)	2	—	10
% Acquisitions, Divestitures and Structural Changes	0	0	0	(2)	0	(37)	0	—	(5)
% Change — Organic Revenues (Non-GAAP)	30	28	10	4	1	14	2	—	15

% Change — Comparable (Non-GAAP)	7	17	10	(3)	0	(25)	1	—	3
% Comparable Currency Impact (Non-GAAP)	(23)	(12)	0	(6)	0	(2)	0	—	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	30	28	10	2	1	(23)	2	—	10
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Six Months Ended June 28, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$4,312	$3,177	$8,986	$2,981	$1,498	$3,356	$57	$(704)	$23,663
Items Impacting Comparability:
Other Items	(29)	(49)	(4)	(37)	—	—	—	—	(119)
Comparable (Non-GAAP)	$4,283	$3,128	$8,982	$2,944	$1,498	$3,356	$57	$(704)	$23,544

	Six Months Ended June 30, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$4,212	$2,764	$8,271	$2,938	$1,472	$3,988	$55	$(748)	$22,952
Items Impacting Comparability:
Other Items	(15)	6	—	(18)	—	—	—	—	(27)
Comparable (Non-GAAP)	$4,197	$2,770	$8,271	$2,920	$1,472	$3,988	$55	$(748)	$22,925

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	2	15	9	1	2	(16)	5	6	3
% Currency Impact	(21)	(10)	0	(5)	1	(3)	0	—	(6)
% Change — Currency Neutral (Non-GAAP)	23	25	9	6	1	(13)	5	—	9
% Acquisitions, Divestitures and Structural Changes	0	0	0	1	0	(26)	0	—	(4)
% Change — Organic Revenues (Non-GAAP)	23	25	9	5	1	13	5	—	13

% Change — Comparable (Non-GAAP)	2	13	9	1	2	(16)	5	—	3
% Comparable Currency Impact (Non-GAAP)	(21)	(12)	0	(5)	1	(3)	0	—	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	23	25	9	6	1	(13)	5	—	9
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended June 28, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,252	$920	$1,312	$647	$92	$98	$(1,689)	$2,632
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	1,337	1,337
Restructuring	—	—	—	—	—	—	32	32
Other Items	(6)	(37)	59	(5)	—	2	1	14
Certain Tax Matters	1	—	—	—	—	—	21	22
Comparable (Non-GAAP)	$1,247	$883	$1,371	$642	$92	$100	$(298)	$4,037

	Three Months Ended June 30, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,133	$797	$1,216	$673	$78	$122	$(1,618)	$2,401
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	1,256	1,256
Restructuring	—	—	7	—	—	—	25	32
Other Items	(2)	5	49	25	—	7	7	91
Certain Tax Matters	—	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$1,131	$802	$1,272	$698	$78	$129	$(330)	$3,780

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	11	15	8	(4)	19	(20)	(4)	10
% Currency Impact	(22)	(13)	0	(7)	1	(3)	1	(16)
% Change — Currency Neutral (Non-GAAP)	32	28	8	3	18	(17)	(5)	26

% Impact of Items Impacting Comparability (Non-GAAP)	0	5	0	4	0	2	(14)	3
% Change — Comparable (Non-GAAP)	10	10	8	(8)	19	(23)	9	7
% Comparable Currency Impact (Non-GAAP)	(22)	(18)	0	(6)	1	(3)	3	(11)
% Change — Comparable Currency Neutral (Non-GAAP)	32	28	8	(2)	19	(20)	6	18
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Six Months Ended June 28, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,332	$1,862	$1,757	$1,301	$147	$254	$(2,880)	$4,773
Items Impacting Comparability:
Asset Impairments	—	—	760	—	—	—	—	760
Transaction Gains/Losses	—	—	—	—	—	—	2,109	2,109
Restructuring	—	—	—	—	—	—	68	68
Other Items	(29)	(49)	59	(37)	(1)	—	5	(52)
Certain Tax Matters	1	—	—	—	—	—	21	22
Comparable (Non-GAAP)	$2,304	$1,813	$2,576	$1,264	$146	$254	$(677)	$7,680

	Six Months Ended June 30, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,268	$1,650	$2,249	$1,236	$129	$261	$(2,025)	$5,768
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	1,314	1,314
Restructuring	—	—	25	—	—	—	52	77
Other Items	(15)	6	86	17	3	1	11	109
Certain Tax Matters	—	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$2,253	$1,656	$2,360	$1,253	$132	$262	$(648)	$7,268

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	3	13	(22)	5	14	(3)	(42)	(17)
% Currency Impact	(18)	(10)	0	(4)	1	(3)	0	(11)
% Change — Currency Neutral (Non-GAAP)	21	23	(22)	9	13	0	(43)	(7)

% Impact of Items Impacting Comparability (Non-GAAP)	1	3	(31)	4	3	0	(38)	(23)
% Change — Comparable (Non-GAAP)	2	9	9	1	11	(3)	(5)	6
% Comparable Currency Impact (Non-GAAP)	(19)	(13)	0	(5)	1	(3)	1	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	21	23	9	6	9	0	(6)	15
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Margin:
	Three Months Ended June 28, 2024	Three Months Ended June 30, 2023	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	21.29%	20.05%	124
Items Impacting Comparability (Non-GAAP)	(11.50)%	(11.55)%
Comparable Operating Margin (Non-GAAP)	32.79%	31.60%	119
Comparable Currency Impact (Non-GAAP)	(1.27)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	34.06%	31.60%	246
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	(0.01)%	(1.00)%
Underlying Operating Margin (Non-GAAP)	34.07%	32.60%	147

	Six Months Ended June 28, 2024	Six Months Ended June 30, 2023	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	20.17%	25.13%	(496)
Items Impacting Comparability (Non-GAAP)	(12.45)%	(6.58)%
Comparable Operating Margin (Non-GAAP)	32.62%	31.71%	91
Comparable Currency Impact (Non-GAAP)	(0.95)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	33.57%	31.71%	186
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.24%	(0.68)%
Underlying Operating Margin (Non-GAAP)	33.33%	32.39%	94

Free Cash Flow (In millions):
	Six Months Ended June 28, 2024	Six Months Ended June 30, 2023	$ Change
Net Cash Provided by Operating Activities (GAAP)	$4,113	$4,629	$(516)
Purchases of Property, Plant and Equipment (GAAP)	(792)	(615)	(177)
Free Cash Flow (Non-GAAP)	$3,321	$4,014	$(693)

Projected 2024 Free Cash Flow (In billions):
Year Ending December 31, 2024
Projected GAAP Net Cash Provided by Operating Activities[1]	$11.4
Projected GAAP Purchases of Property, Plant and Equipment	(2.2)
Projected Free Cash Flow (Non-GAAP)	$9.2
1 Does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.

The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of the conflict between Russia and Ukraine and conflicts in the Middle East; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled and diverse workforce; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges, and risks regarding potential additional impairments; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequently filed Quarterly Report on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.